Exhibit 99.1

ADVERUM BIOTECHNOLOGIES PROVIDES WET AMD PROGRAM UPDATE

MENLO PARK, Calif. –July 7, 2016 – Adverum Biotechnologies, Inc. (Nasdaq: ADVM) today announced the Company will continue to move forward with preclinical development of its anti-VEGF wAMD gene therapy candidates after analyzing promising pre-clinical data evaluating different compounds in recently completed non-human primate studies. This development work, focusing on intravitreal delivery and utilizing a proprietary vector, will supersede advancement of the company’s earlier product candidates, AVA-101 and AVA-201. The company also announced that its founder and chairman Mark S. Blumenkranz, MD, MMS, will present data regarding AVA-101 at the Club Jules Gonin, Bordeaux, France on Friday, July 8, at 9:30 a.m. CEST.

“Our goal is to bring the best product forward for treating patients suffering from wet AMD. We have evaluated multiple potential product candidates, and the data we have seen thus far support progression of this program towards the clinic,” said Paul Cleveland, chief executive officer. “We look forward to providing more details at a scientific meeting this fall.”

The company also continues to advance its other ophthalmology and rare disease gene therapy development programs.

About Adverum Biotechnologies, Inc.

Adverum is a gene therapy company committed to discovering and developing novel medicines that can offer life-changing benefits to patients who currently have limited or burdensome treatment options. Adverum has a robust pipeline and is leveraging its next-generation adeno-associated virus (AAV)-based directed evolution platform to generate product candidates designed to provide durable efficacy by inducing sustained expression of a therapeutic protein. Our focus on the patient is supported by clinical development expertise and core capabilities in vector optimization, process development, manufacturing, and assay development. For more information, please visit www.adverumbio.com

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Adverum’s plans, potential opportunities, expectations, projections, goals, objectives, milestones, strategies, product pipeline, the sufficiency of its resources to fund the advancement of any development program or the completion of any clinical trials, and the safety, efficacy, and projected development timeline and commercial potential of products under development, all of which are based on certain assumptions made by us on current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Adverum may not consummate any plans or product development goals in a timely manner, or at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources for Adverum’s operations and to conduct or continue planned development programs and planned clinical trials and the ability to successfully develop any of its product candidates. Risks and uncertainties facing Adverum are described more fully in Adverum’s periodic reports filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact:

Adverum:

Lauren Glaser

lauren@adverumbio.com